Exhibit 99.1

Ebix Reports Record Q4 Revenues of $70.2M and Diluted EPS of $0.65; Full Year Revenues Rose 24% to $265.5M and Diluted EPS Rose 36% to $2.28

JOHNS CREEK, GA - February 29, 2016 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today reported results for the fiscal fourth quarter (Q4 2015) and full year ended December 31, 2015. Ebix will host a conference call to review its results today at 11:00 a.m. EST (details below).

Ebix delivered the following results for the fourth quarter and full year of 2015:

Revenues: Total Q4 2015 revenue was $70.2 million, an increase of 16% as compared to Q4 2014 revenue of $60.6 million and a 5% increase over Q3 2015 revenue of $66.8 million. On a constant currency basis, Ebix Q4 2015 revenue increased 20% to $72.9 million as compared to $60.6 million in Q4 of 2014.

For the full year, 2015 revenue was $265.5 million, an increase of 24% as compared to 2014 revenue of $214.3 million. Full year 2015 revenue increased 29% on a constant currency basis to $276.2 million as compared to $214.3 million in 2014.

The Exchange channel continued to be the largest channel for Ebix accounting for 72% of the Company's 2015 Revenues.

(dollar amounts in thousands)
Channel	Q4 2015	Q4 2014	Change	2015	2014	Change
Exchanges	$ 51,034	$ 44,225	+15%	$ 190,746	$ 169,437	+13%
Broker Systems	3,414	4,086	-16%	14,481	17,948	-19%
Risk Compliance Solutions (RCS)	14,699	11,390	+29%	55,917	21,813	+156%
Carrier Systems	1,057	932	+13%	4,338	5,123	-15%
Total Revenue	$ 70,204	$ 60,633	+16%	$ 265,482	$ 214,321	+24%

Total Revenue on Constant Currency Basis	$ 72.9M	$ 60.6M	+20%	$ 276.2M	$ 214.3M	+29%

Earnings per Share: Q4 2015 diluted earnings per share increased 44% to $0.65 as compared to $0.45 in Q4 2014. Full year 2015 diluted earnings per share increased 36% to $2.28 from $1.67 in 2014. Reflecting the benefit of ongoing share repurchase activity, Ebix’s weighted average diluted shares outstanding decreased to 33.9 million in Q4 2015 compared to 36.8 million in Q4 2014 and also decreased to 34.9 million in 2015 compared to 38.0 million in 2014.

Operating Cash: Cash generated from operations in Q4 2015 was $23.0 million up 14% as compared to $20.1 million in Q4 2014.

Operating cash flow totaled $48.7 million in 2015, down 17% as compared to $58.5 million in 2014. 2015 was negatively impacted by the one-time cash payment of $20.5 million in January 2015 stemming from the resolution of the previously disclosed Internal Revenue Service's audit of Ebix's income tax returns for the taxable years 2008 through 2012.

Exhibit 99.1

Operating Income and Margins: Operating margins for the quarter were strong at 37%. Operating income for Q4 2015 rose 23% to $25.8 million as compared to $21.1 million in Q4 2014.

Full year 2015 operating margins were at 33%. Operating income for 2015 rose 11% to $88.7 million as compared to $79.7 million in 2014.

Net Income: Q4 2015 net income was $21.9 million, up 33% as compared to Q4 2014 net income of $16.5 million. Net income increased $16.0 million or 25%, to $79.5 million in 2015 compared to $63.6 million in 2014.

Share Repurchases: During 2015, the Company repurchased 2,924,306 shares of its outstanding common stock for aggregate cash consideration of $82.5 million. In Q4 2015, the Company repurchased 411,000 shares of its outstanding common stock for aggregate cash consideration of $13.7 million. Subsequent to December 31 and through February 29, 2016 the Company has repurchased an additional 466,000 shares for aggregate cash consideration of $14.0 million.

Q1 2016 Diluted Share Count: As of today, the Company expects the diluted share count for Q1 2016 to be approximately 33.3 million.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2015 for a total of $2.5 million.

Ebix Chairman, President and CEO Robin Raina said, “We are clearly excited with the momentum that we have generated in the business and pleased to finish 2015 on a strong note. Record Q4 revenues of $70.2 million bring us a step closer to our goal of an annualized top-line run rate of $300 million discussed a few months back. Our Q4 2015 EBITDA plus non-cash stock based compensation translates into an annualized run rate of approximately $116 million, confirming our focus on cash generation.”

“With our revenues and operating margins headed in the right direction, and the Company evaluating a number of material deals at present, we feel that we are well positioned for a record 2016.” Robin added, “Our team remains very focused on balancing revenue growth with delivering strong operating margins and cash flows.”

“While M&A should continue to play an important role in accelerating the pace of our growth, we remain extremely disciplined in our acquisition criteria and are never shy in abandoning a prospective acquisition, whatever the stage, if we develop any doubts regarding the synergies, valuation, fit, risk profile or the underlying financing structure. In the case of the Xchanging transaction, while we liked the economics very much, the uncertainty of the debt markets where we intended to fund the bulk of the transaction, proved to be too great a risk to proceed.” Robin said, “Nonetheless, between our cash reserves, available credit, ongoing cash generation and the strong backing of our bank syndicate, we believe that we are well positioned today to fund much larger accretive acquisitions than we have made in the past, as well as to continue the opportunistic repurchases of our common stock in 2016.”

Robert Kerris, Ebix’s EVP and CFO said “The Company continues to produce robust operating cash flows, generating $23.0 million during Q4 of 2015. Amongst other initiatives targeted at maximizing shareholder value, Ebix utilized $16.2 million of cash during Q4 2015, on re-purchasing 411,000 shares of Ebix common stock for $13.7 million and paying $2.5 million in quarterly dividends.”

Robert added, “Our financial position remains strong with $58.7 million in aggregate cash, cash equivalents, and short-term cash deposit investments, working capital/short-term liquidity of $65.6 million, and an accounts receivable DSO of 61 days as of 31st December 2015. Ebix presently has access to approximately $92.2 million of readily available cash resources from its financing facility with its Bank Syndicate, combined with cash on hand to support continued organic and acquisitive growth.”

Exhibit 99.1

Conference Call Details:

Call Date/Time:	Monday, February 29, 2016 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID #48661833
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_15_q4 after 2:00 p.m. EST on Feb 29th

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the

Exhibit 99.1

Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Aaron Tikkoo
678 -281-2027 or atikkoo@ebix.com

David Collins, Tanya Kamatu or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$70,204	$60,633	$265,482	$214,321
Operating expenses:

Cost of services provided	16,444	17,537	72,437	47,388
Product development	8,029	6,630	30,702	26,860
Sales and marketing	4,122	3,196	14,917	13,840
General and administrative (net)	13,083	9,963	48,078	36,880
Amortization and depreciation	2,702	2,239	10,634	9,681
Total operating expenses	44,380	39,565	176,768	134,649

Operating income	25,824	21,068	88,714	79,672
Interest income	64	53	231	379
Interest expense	-1,909	-2,184	-4,311	-3,034
Non-operating income - put options	0	0	0	296
Non-operating expense - securities litigation	0	-340	0	-690
Foreign currency exchange gain (loss)	-354	297	2,005	829
Income before income taxes	23,625	18,894	86,639	77,452
Income tax expense	-1,696	-2,347	-7,106	-13,894
Net income	$21,929	$16,547	$79,533	$63,558

Basic earnings per common share	$0.65	$0.45	$2.29	$1.68

Diluted earnings per common share	$0.65	$0.45	$2.28	$1.67

Basic weighted average shares outstanding	33,678	36,588	34,668	37,809

Diluted weighted average shares outstanding	33,931	36,801	34,901	38,040

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(In thousands, except share and per share amounts)
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$57,179	$52,300
Short-term investments	1,538	281
Trade accounts receivable, less allowances of $3,388 and $1,619, respectively	47,171	41,100
Other current assets	10,942	8,067
Total current assets	116,830	101,748
Property and equipment, net	34,088	24,661
Goodwill	402,259	402,220
Intangibles, net	51,848	49,371
Indefinite-lived intangibles	30,887	30,887
Capitalized software development costs, net	3,489	0
Deferred tax asset, net	23,732	20,871
Other assets	12,856	4,553
Total assets	$675,989	$634,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,043	$40,121
Accrued payroll and related benefits	4,932	5,280
Contingent liability for accrued earn-out acquisition consideration	1,706	887
Current portion of long term debt and capital lease obligation, net of discount of $3 and $7, respectively	606	936
Deferred revenue	20,519	22,192
Current deferred rent	232	268
Other current liabilities	228	102
Total current liabilities	51,266	69,786
Revolving line of credit	206,465	120,465
Other long term debt and capital lease obligation, less current portion, net of discount of $0 and $7, respectively	35	593
Contingent liability for accrued earn-out acquisition consideration	2,571	4,480
Deferred revenue	1,968	2,496
Long term deferred rent	1,381	2,091
Other liabilities	3,332	2,179
Total liabilities	267,018	202,090

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2015 and 2014	0	0
Common stock, $.10 par value, 60,000,000 shares authorized, 33,416,110 issued and outstanding at December 31, 2015 and 36,232,074 issued and 36,191,565 outstanding at December 31, 2014	3,342	3,619
Additional paid-in capital	57,120	137,101
Treasury stock (no shares as of December 31, 2015 and 40,509 shares December 31, 2014)	0	-76
Retained earnings	378,787	309,726

Exhibit 99.1

Accumulated other comprehensive loss	-30,278	-18,149
Total stockholders’ equity	408,971	432,221
Total liabilities, temporary equity and stockholders’ equity	$675,989	$634,311

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2015	Year Ended December 31, 2014
	Unaudited	Audited
Cash flows from operating activities:
Net income	$79,533	$63,558
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,634	9,681
Provision for doubtful accounts	3,111	1,600
Provision for deferred taxes, net of acquisitions and effects of currency translation	-10,143	-1,966
Unrealized foreign exchange gain	-1,743	-741
Unrealized gain on put option	0	-296
Share-based compensation	1,821	1,792
Debt discount amortization on convertible debt	17	35
Reduction of acquisition earn-out contingent liability	-1,533	-10,237
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	-7,320	-1,530
Other assets	-3,834	-4,765
Accounts payable and accrued expenses	-19,895	14,670
Accrued payroll and related benefits	-60	1,811
Deferred rent	-656	-324
Reserve for potential uncertain income tax return positions	95	-9,723
Liability - securities litigation settlement	-690	-3,528
Other liabilities	1,111	-221
Deferred revenue	-1,762	-1,306
Net cash provided by operating activities	48,686	58,510
Cash flows from investing activities:
Investment in Via Media Health, net of cash acquired	-1,000	0
Investment in P.B. Systems, net of cash acquired	-11,475	0
Investment in Ebix Health Solutions, LLC Joint Venture	-6,000	0
Investment in CurePet, net of cash acquired	0	3
Investment in Healthcare Magic, net of cash acquired	0	-5,856
Investment in Vertex, net of cash acquired	0	-27,547
Investment in Oakstone, net of cash acquired	0	-23,791
Investment in I3, net of cash acquired	0	-2,000
Payment of acquisition earn-out contingency, Taimma	0	-2,250
Payment of acquisition earn-out contingency, Trisystems	0	-563
Purchases of marketable securities	-1,435	0
Maturities of marketable securities	0	495
Capitalized software development costs	-3,489	0
Capital expenditures	-13,994	-16,277
Net cash used in investing activities	-37,393	-77,786
Cash flows from financing activities:
Proceeds from line of credit, net	86,000	97,625
Principal payments on term loan obligation	-642	-31,938
Repurchase of common stock	-81,653	-31,854

Exhibit 99.1

Payments of long term debt	0	-345
Payments for capital lease obligations	-10	-231
Excess tax benefit from share-based compensation	463	-3,200
Proceeds from exercise of common stock options	2,209	788
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-2,202	-41
Shares reacquired in connection with put option	0	-3,535
Dividends paid	-10,472	-11,406
Net cash provided (used) by financing activities	-6,307	15,863
Effect of foreign exchange rates on cash and cash equivalents	$-107	$-961
Net change in cash and cash equivalents	4,879	-4,374
Cash and cash equivalents at the beginning of the year	$52,300	$56,674
Cash and cash equivalents at the end of the year	$57,179	$52,300
Supplemental disclosures of cash flow information:
Interest paid	5,379	1,290
Income taxes paid	28,637	11,433